UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Masonite International Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road

Concord, Ontario L4K 2N6 Canada

(Address of principal executive offices)

(800) 895-2723

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On May 15, 2024, the acquisition of Masonite International Corporation, a British Columbia corporation (“Masonite”), was completed pursuant to the terms of the previously announced Arrangement Agreement, dated as of February 8, 2024 (the “Arrangement Agreement”), by and among Masonite, Owens Corning, a Delaware corporation (“Owens Corning”) and MT Acquisition Co ULC, a British Columbia unlimited liability company and an indirect wholly owned subsidiary of Owens Corning (“Purchaser”).

Pursuant to the Arrangement Agreement, at the effective time of the Arrangement (the “Effective Time”), each issued and outstanding common share, no par value, of Masonite (each, a “Masonite Common Share”), other than any Masonite Common Shares that were held by Masonite or any of its subsidiaries or Owens Corning, Purchaser or any other subsidiary of Owens Corning or any Masonite Common Shares as to which dissent rights were properly exercised by the holder thereof in accordance with British Columbia law, were acquired for $133.00 per share in cash, without interest (the “Arrangement”).

Pursuant to the Arrangement Agreement, each restricted share unit award in respect of shares of Masonite Common Shares (each, a “Masonite RSU Award”) and each performance-based Masonite restricted share unit award (each, a “Masonite PRSU Award”) that was held by an employee and did not vest at the Effective Time by its terms, was converted at the Effective Time into a time-vesting restricted share unit award in respect of common stock of Owens Corning of equivalent value. The number of Masonite Common Shares subject to Masonite PRSU Awards was determined (x) with respect to performance periods that were completed as of the Effective Time, based on actual performance, and (y) with respect to performance periods that were incomplete as of the Effective Time, with performance goals deemed achieved at 122% of the target level (or, in the case of Masonite PRSU Awards that do not have a target level, such performance goals were deemed fully satisfied).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the transactions contemplated by the Arrangement Agreement, on May 15, 2024, all outstanding obligations in respect of principal, interest and fees under (i) that certain Credit Agreement, dated as of December 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “TL Credit Agreement”), among Masonite, as Holdings, Masonite Corporation, as borrower, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other parties party thereto, and (ii) that certain Second Amended and Restated Credit Agreement, dated as of January 31, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the TL Credit Agreement, the “Credit Agreements”), among Masonite, as Parent Borrower, Masonite Corporation, as a U.S. Borrower, the several lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and the other parties party thereto, in each case, were repaid and all commitments under the ABL Credit Agreement were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the effects of the Arrangement Agreement and the transactions contemplated by the Arrangement Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Arrangement Agreement, which was filed as Exhibit 2.1 to Masonite’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2024 and which is incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Arrangement, Masonite no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On May 15, 2024, Masonite notified the NYSE that the Arrangement was consummated and requested that the NYSE (1) suspend trading of Masonite Common Shares, (2) withdraw Masonite Common Shares from listing on the NYSE prior to the open of trading on May 15, 2024, and (3) file with the SEC a notification of delisting on Form 25 of Masonite Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Masonite Common Shares will no longer be listed on the NYSE.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification of Rights of Security Holders.

At the Effective Time, each Masonite Common Shares issued and outstanding prior to the Effective Time, each Masonite RSU Awards and each Masonite PRSU Awards, in each case was cancelled and converted into the right to receive the respective consideration specified in the Arrangement Agreement.

The information set forth in the Introductory Note and Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

As a result of the completion of the Arrangement, as of the Effective Time, a change in control of Masonite occurred, and Masonite became an indirect, wholly owned subsidiary of Owens Corning.

The information set forth in the Introductory Note and Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, and pursuant to the terms of the Arrangement Agreement, each of Robert J. Byrne, Howard C. Heckes, Jonathan F. Foster, Francis M. Scricco, Peter R. Dachowski, Jody L. Bilney, Daphne E. Jones, Jay I. Steinfeld, and Barry A. Ruffalo ceased to be a member of the board of directors of Masonite, or any committee thereof, and the following individuals were appointed to the board of directors of Masonite: Fei Adams, Bradley Link and Andromeda Myers. At the Effective Time, Mr. Heckes also ceased serving as President and Chief Executive Officer of Masonite.

As contemplated by the Arrangement Agreement and described in Masonite’s proxy statement dated as of March 22, 2024, effective as of the Effective Time, Masonite entered into amendments to the employment agreements with its named executive officers. Each amendment provides, among other things, that (a) the term of the employment agreement will expire two years following the Effective Time; (b) the severance component tied to annual bonus will be measured based on the greater of the target annual bonus opportunity and the average annual bonus paid for the prior two years; (c) the prorated bonus payable upon a qualifying termination will be based on the target annual bonus opportunity; and (d) financial and tax planning benefits will continue to be provided at the current level during employment and for 24 months following a qualifying termination.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On May 14, 2024, Masonite completed the previously announced sale of its Architectural reporting segment for a total transaction value of approximately $75 million to IBP Solutions, Inc., a newly formed portfolio company of Industrial Opportunity Partners.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Arrangement Agreement, dated as of February 8, 2024, by and among the Masonite, Owens Corning and Purchaser (incorporated by reference to Exhibit 2.1 to Masonite’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on February 9, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date: May 15, 2024	By:	/s/ James C. Pelletier
	Name:	James C. Pelletier
	Title:	Senior Vice President, General Counsel and Corporate Secretary